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NEWS RELEASE

Media Contact:                               Investor Contact:
Gia L. Oei, 603-929-2489                     Mark Connor, 973-515-1989
E-mail: Gia.Oei@LatonaAssociates.com         E-mail: MConnor@gentek-global.com



              GENTEK TO SELL KRONE COMMUNICATIONS BUSINESS TO ADC



PARSIPPANY, N.J., March 25, 2004 - GenTek Inc. (OTC Bulletin Board: GETI) announced today that it has signed a definitive agreement to sell its KRONE communications business to ADC Telecommunications, Inc. (NASDAQ: ADCT).

Under the terms of the agreement, GenTek will receive total consideration of approximately $350 million, consisting of $291 million in cash and the assumption by ADC of approximately $59 million of pension- and employee-related liabilities. The transaction is expected to close within 90 days and is subject to customary conditions including regulatory and other approvals.

KRONE employs more than 2,000 people worldwide, primarily located in the United States, Mexico, Germany, the United Kingdom and Australia.

"The sale of the KRONE business to ADC represents a dramatic step in the evolution of GenTek's business portfolio and provides an extremely favorable result to our shareholders," said Richard R. Russell, GenTek's President and CEO. "The net proceeds from this transaction will substantially de-lever GenTek's balance sheet, providing us with much greater financial flexibility going forward."

GenTek indicated that it expects the net cash proceeds from this transaction to be approximately $250 million, after transaction fees, taxes, required distributions to holders of the Company's Tranche A warrants and other required payments. Proceeds from the transaction are expected to be used primarily to repay debt.

"While we are sorry to see our affiliation with KRONE's world-class management team and employees come to an end, we believe that this transaction provides them with a unique opportunity to be part of a premier global connectivity and cable business," Russell said. "I want to personally thank Ron Lowy, KRONE's President and COO, and his team for their extraordinary efforts over the past three years."

For the year ended December 31, 2003, GenTek's KRONE business generated $316 million of sales and $13 million of adjusted operating income, on an unaudited basis and before restructuring charges and other one-time items, and had depreciation and amortization expense of $14 million. A reconciliation of KRONE's 2003 adjusted operating income to its 2003 operating income of $7 million is provided below. Adjusted operating income is presented here as the Company believes it is more indicative of ongoing business activity than is operating income.

"This transaction will bring added financial strength to GenTek that will allow us to concentrate our efforts on growing the core businesses within our performance products and manufacturing segments," Russell noted.

Credit Suisse First Boston LLC acted as financial advisor to GenTek on this transaction, while Skadden, Arps, Slate, Meagher and Flom LLP provided legal advice.

ABOUT GENTEK INC.
GenTek Inc. is a manufacturer of industrial components, performance chemicals and telecommunications products. Additional information about the company is available on GenTek's Web site at www.gentek-global.com.

ABOUT ADC TELECOMMUNICATIONS,INC.
ADC offers high-quality, value-added solutions of network equipment, software and systems integration services that enable communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses worldwide. ADC has sales into more than 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

NON-GAAP FINANCIAL MEASURES
This release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.




This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include, but are not limited to, statements relating to our ability to complete the proposed transaction with ADC involving the KRONE communications business; the expected closing date of the transaction and the satisfaction of the closing conditions; expected proceeds from the transaction; and future balance sheet improvements. Although GenTek believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Other important factors that could cause actual results to differ from these expectations include, among others, the impact of our reorganization under Chapter 11; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the extent to which we undertake dispositions and new acquisitions or enter into strategic joint ventures or partnerships and their implementation; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; our ability to attract, retain and compensate key executives and employees; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; the impact of "fresh start" accounting on our financial statements; future technological advances which may affect our existing product lines; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.


                                  GenTek Inc.
        Reconciliation of Non-GAAP Financial Measure to Comparable GAAP
                               Financial Measure
                Unaudited Results of Operations for KRONE Group
                                  ($Millions)


                                                                 Year Ended
                                                                December 31,
KRONE's adjusted operating income is calculated as follows:         2003
                                                              ----------------

Operating income                                              $       7

   Less: Gain on recovery from litigation                            (1)

   Plus: Fresh start accounting inventory adjustment(1)               2

   Plus: Restructuring charges                                        5
                                                              ---------------
Adjusted operating Income                                     $      13


(1) Reflects sale of finished goods inventory carried at fair value rather than manufactured cost during the period from November 11, 2003 through December 31, 2003 as a result of fresh start accounting.